Contact:

Maria A. Grasso

Executive Vice President, Chief Operating Officer

Flushing Financial Corporation

718-961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Repays TARP Capital

LAKE SUCCESS, NY – October 28, 2009 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), announced today that it redeemed in full, $70.0 million of preferred stock issued to the U.S. Treasury under the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”), plus accrued dividends to date.

The Company also received notice from the U.S. Treasury yesterday that the warrant granted to the Treasury under the same program was reduced by one-half from 751,611 shares to 375,806 shares as a result of the Company’s recent successful public stock offering.

John R. Buran, President and Chief Executive Officer, stated: “We are pleased to have completed the redemption of our TARP-related capital. The redemption was approved by the Treasury following a recommendation by our regulator, the Office of Thrift Supervision. We also plan to negotiate for the repurchase of our remaining TARP warrant which was reduced by one-half, as a result of our recent public stock offering of over $100 million.

“We have been throughout this recession a well-capitalized financial company with strong earnings. We have continued to actively lend in our New York Metropolitan market. The success of our recent stock offering and improved tangible common equity has further improved our ability to compete in our market. The new equity and redemption of TARP will allow us to continue to more effectively grow as we leverage our strong capital position to deliver value to our shareholders.”

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fifteen banking offices located in Queens, Brooklyn,

Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, cities, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingsavings.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.